                                                                   EXHIBIT 10.18

                                                                  EXECUTION COPY

================================================================================



                                 US $30,000,000

                                 Loan Agreement

                                    between

                           PaineWebber Capital Inc.,

                                      and

                          Roundtable Partners, L.L.C.





Dated as of June 19, 1998

================================================================================

                               TABLE OF CONTENTS
                               -----------------


Heading                                                                  Page Number
-------                                                                 ------------
ARTICLE I........................................................................1

         Definitions and Accounting Terms........................................1
         1.1.  Certain Defined Terms.............................................1
         1.2.  Descriptive Headings; Certain Interpretations.....................9
         1.3.  Computation of Time Periods.......................................9
         1.4.  Accounting Terms.................................................10

ARTICLE II......................................................................10

         Amount and Terms of the Advances.......................................10
         2.1.  Loan.............................................................10
         2.2.  Guarantee........................................................10
         2.3.  Scheduled Principal Repayment of the Loan........................10
         2.4.  Interest; Default Rate, Late Fee.................................10
         2.5.  Prepayments......................................................11
         2.6.  Payments and Computations........................................11
         2.7.  Taxes............................................................11
         2.8.  Use of Proceeds..................................................12

ARTICLE III.....................................................................12

         Conditions to Effectiveness and Lending................................12

ARTICLE IV......................................................................14

         Representations and Warranties.........................................14

ARTICLE V.......................................................................18

         Covenants of the Borrower..............................................18
         5.1.  Affirmative Covenants............................................18
         5.2.  Negative Covenants...............................................23

ARTICLE VI......................................................................27

         Events of Default......................................................27

                                      -2-


ARTICLE VII.....................................................................30

         Miscellaneous..........................................................30
         7.1   Amendments, Etc..................................................30
         7.2   Notices, Etc.....................................................30
         7.3   No Waiver; Remedies..............................................30
         7.4.   Costs and Expenses..............................................30
         7.5.   Right of Set-off................................................31
         7.6.   Binding Effect..................................................32
         7.7.   Assignment......................................................32
         7.8.   Confidentiality.................................................33
         7.9.   Governing Law...................................................33
         7.10.  Execution in Counterparts.......................................33
         7.11.  Jurisdiction, Etc...............................................33
         7.12.  Waiver of Jury Trial............................................34
         7.13.  Survival of Representations and Warranties......................34
         7.14  Termination......................................................34


                                                     Schedule

Schedule IV(t)               Intellectual Property
Schedule 5.2 (c)(iv)         Existing Debt



                                                     Exhibits

Exhibit A       Form of Note
Exhibit B       Form of Guarantee
Exhibit C       Form of Opinion of Michael T. Dorsey, Esq.
Exhibit D       Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
Exhibit E       Form of Assumption Agreement

          Loan Agreement, dated as of June 19, 1998 between PaineWebber Capital Inc., a Delaware corporation (the "Lender"), and Roundtable Partners, L.L.C., a Delaware limited liability company (the "Borrower").
          ---------------------------------------------------------------------


         In consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, agreements and promises contained herein and other good and valuable consideration, the parties agree as follows:

                                   Article I

                        Definitions And Accounting Terms

          1.1. Certain Defined Terms. (a) As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Aggregate Debit Items" means all those items listed as debit items in Exhibit A to Rule 15c3-3, of the SEC promulgated under the Securities Exchange Act.

          "Aggregate Indebtedness" has the meaning set forth in Rule 15c3-1 of the SEC promulgated under the Securities Exchange Act.

          "Assignment and Assumption" means an assignment and assumption of the rights and obligations of this Agreement entered into by a Lender and an assignee of the Lender.

          "AMEX" means the American Stock Exchange, Inc., and any successor.

          "Borrower Confidential Information" means information that the Borrower, the Guarantor or any of their respective Significant Subsidiaries furnishes to the Lender in connection with this Agreement and the transactions contemplated hereby (other than the IPO), but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Lender from a source other than the Lender, the Borrower, the Guarantor or such Significant Subsidiary so long as the Lender has no knowledge that such source is making such information available in breach of a confidentiality agreement with the Borrower, the Guarantor or any of their respective Affiliates.

          "Business Day" means a day of the year other than a Saturday or Sunday on which banks are not required or authorized by law to close in the City of New York or London, England; provided, however, that the term "Business Day" as used in the definitions of Interest Determination Date means a day of the year on which banks are not required or authorized to close in London, England.

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Consolidated Members' Equity" means the amount that would appear as members' equity (excluding all the classes of Preferred Members' Equity) on the Consolidated balance sheet of the Borrower and its Subsidiaries.

          "Consolidated Stockholders' Equity" means the amount that would appear as stockholders' equity (excluding all classes of Preferred Stock) on the Consolidated balance sheet of the Guarantor and its Subsidiaries prepared in accordance with GAAP.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or are required to be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations relating to short sales of securities, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment (other than accrued, but undeclared dividends) in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all Debt of others referred to in clauses (a) through (h) above or clause
     (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss or (D) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or lapse of time or both.

          "Designated LIBOR Page" means (a) the display on Page 3750 of the Dow Jones Telerate Service for the purpose of displaying the London interbank offered rates of major banks for United States Dollars (or such other page as may replace that page on that service for the purpose of displaying such rates) or (b) if no such rates appear on the Dow Jones Telerate Service, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank offered rates of major banks for United States Dollars.

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Event" means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the application for minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a Plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or the Guarantor or any of their respective ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or the Guarantor or any of their respective ERISA Affiliates from a Multiple Employer Plan during a Plan year for which it was a "substantial employer", as defined in Section 4001(a)(2) of ERISA;
     (f) the failure by the Borrower or the Guarantor or any of their respective ERISA Affiliates to make a payment to a Plan as a result of which the conditions for the imposition of a Lien under Section 302(f)(1) of ERISA are satisfied; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or
     (h) the receipt by Borrower or the Guarantor or any of their respective ERISA Affiliates from the PBGC of any notice relating to (i) the institution by the PBGC of proceedings to terminate a Plan, pursuant to
     Section 4042 of ERISA or (ii) the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, a Plan.

          "Guarantor" means Knight/Trimark Group, Inc., a Delaware corporation and any successor.

          "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and any agreement to purchase or repurchase securities.

          "Intellectual Property" means patents, patent applications, trademarks (registered or unregistered) and service marks (and any applications or registrations therefor), trade secrets, trade names, corporate names, copyrights, copyright registrations (and any applications therefor), know-how, inventions and other intellectual property and proprietary rights, whether or not subject to statutory registration or protection, or other similar type of proprietary intellectual property right.

          "Interest Determination Date" means, with respect to any Interest Reset Date, the second Business Day next preceding such Interest Reset Date.

          "Interest Payment Date" means the third Wednesday of each of each month during the term of the Loan.

          "Interest Reset Date" means the third Wednesday of each month during the term of the Loan; provided, however, that the initial Interest Reset Date shall be the Effective Date.

          "Internal Revenue Code" means the Internal Revenue Code of 1986.

          "IPO" means the initial public offering of the Class A Common Stock, par value $0.01 per share, of the Guarantor.

          "Knight" means Knight Securities L.P., a New York limited partnership, and any successor to the business of Knight including any Person that succeeds to the business of Knight in connection with the Reorganization (in which case, Knight shall be a reference to such Person and not to Knight Securities L.P.).

          "Lender Confidential Information" means information that the Lender or any of its Affiliates furnished to the Borrower, the Guarantor or any of their respective Affiliates in connection with this Agreement and the transactions contemplated hereby (other than the IPO), but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Borrower, the Guarantor or any of their respective Affiliates from a source other than the Borrower, the Guarantor or any of their respective Affiliates and other than the Lender or any of its Affiliates so long as the Borrower, the Guarantor or their Affiliates has no knowledge that such source is making such information available in breach of a confidentiality agreement with the Lender or any of its Affiliates.

          "Lender's Account" means the account of the Lender at Bank of New York, ABA No. 021000018, account number 8900114177.

          "LIBOR" means, for each Interest Reset Date, the determination by the Lender on the Interest Determination Date immediately preceding such Interest Reset Date of the arithmetic mean of the rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the London interbank market in United States Dollars having a one month maturity commencing on the Interest Reset Date immediately following the Interest Determination Date that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such Interest Determination Date or, if no rates appear on the Designated LIBOR Page, the Lender will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Lender, to provide the Lender with its offered quotation for deposits in United States Dollars for the period of one month commencing on the Interest Reset Date immediately following such Interest Determination Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative, in the judgment of the Lender, for a single transaction in United States Dollars in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in the City of New York on such Interest Determination Date for loans made on the Interest Reset Date immediately following such Interest Determination Date in United States Dollars to leading European banks having a one month maturity and in a principal amount that is representative, in the judgment of the Lender, for a single transaction in United Dates Dollars in such market at such time by three major banks in the City of New York selected by the Lender; provided, however, that if the banks so selected by the Lender are not quoting as mentioned in this sentence, LIBOR with respect to such Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

          "Lien" means any mortgage, pledge, lien, security interest or other charge or encumbrance of any kind, including the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Margin Stock" means all "margin stock" (within the meaning of Regulation U).

          "Material Adverse Change" means any material adverse change in the financial condition, results of operations, prospects or condition of the properties of the Borrower or of the Borrower and its Subsidiaries considered as a whole or in the prospects of the Guarantor and its Subsidiaries considered as a whole, it being understood that neither (a) the decline in market price of the securities of the Guarantor in and of itself nor (b) the IPO shall constitute a Material Adverse Change.

          "Material Adverse Effect" means a material adverse effect on the financial condition, results of operations, prospects or condition of the properties of the Borrower or of the Borrower and its Subsidiaries considered as a whole, or, after the Reorganization, of the Guarantor or of the Guarantor and its Subsidiaries considered as a whole, it being understood that neither (a) the decline in the market price of the securities of the Guarantor in and of itself nor (b) the IPO shall constitute a Material Adverse Effect.

          "Maturity Date" means the first anniversary of the Effective Date.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any of its ERISA Affiliates or the Guarantor or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding three Plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means a single-employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its ERISA Affiliates and at least one Person other than the Borrower and its ERISA Affiliates or the Guarantor or any of its ERISA Affiliates and at least one Person other than the Guarantor and its ERISA Affiliates or (b) was so maintained within the past five Plan years of such plan and in respect of which the Borrower or any of its ERISA Affiliates or the Guarantor or any of its ERISA Affiliates could have liability under
     Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

          "NASD" means the National Association of Securities Dealers, Inc., and any successor.

          "Net Capital" has the meaning specified in Rule 15c3-1 of the SEC promulgated under the Securities Exchange Act.

          "NYSE" means the New York Stock Exchange, Inc., and any successor.

          "Outside IPO Date" means September 30, 1998.

          "PBGC" means the Pension Benefit Guaranty Corporation, and any successor.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.

          "Preferred Members' Equity" means, with respect to any limited liability company, membership interests issued by such limited liability company that are entitled to a preference or priority over any other membership interests issued by such limited liability company upon any distribution of such limited liability company's assets, whether by dividend or upon liquidation.

          "Preferred Stock" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

          "Principal Payment Date" means the third Wednesday of December 1998 and March 1999.

          "Qualified Investments" means, with respect to any Person, investments in (a) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations or are guaranteed by the United States of America, (b) certificates of deposit or other deposit instruments or account of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $250,000,000 (or any part of a bank holding company group having such capital and surplus in the aggregate) and are members of the Federal Deposit Insurance Corporation,
     (c) commercial paper of the Lender or commercial paper of other issuers that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors or municipal bonds with at least the equivalent rating, (d) any direct or indirect wholly-owned Subsidiary of the Borrower or the Guarantor, (e) repurchase obligations of any bank or trust company satisfying the requirements of clause (b) of this paragraph,
     (f) securities with maturities of less than six months from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this paragraph, (g) money market funds, 100% of the assets of which are invested in investments described in clauses (a) through (c) and clauses (e) and (f), (h) equity securities in which Knight or Trimark are making a market, provided that any such securities (i) are quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or the Consolidated Quotation Service, (ii) are not in the aggregate in excess of 5% of the issued and outstanding class of any such securities of any issuer and (iii) do not have an aggregate initial purchase price in excess of $2,500,000 and (i) any securities or other assets not satisfying the criteria of clauses (a) through (h) not in excess of $1,000,000 in the aggregate.

          "Redeemable" means, with respect to any capital stock, Debt or other right or obligations, any such right or obligations that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

          "Reorganization" means the exchange by all of the members of the Borrower of their respective membership interests in the Borrower (other than Preferred Members' Equity of the Borrower which is redeemed by the Borrower) for shares of Class A

     Common Stock, par value $0.01 per share, or Class B Common Stock, par value $0.01 per share, in each case, of the Guarantor such that after the Reorganization, each of the Borrower (unless merged into the Guarantor or liquidated or dissolved as permitted by this Agreement), Knight and Trimark becomes a direct or indirect wholly-owned Subsidiary of the Guarantor.


          "Regulations T, U and X" means Regulations T, U and X issued by the Board of Governors of the Federal Reserve System.

          "SEC" means the Securities and Exchange Commission, and any successor.

          "Securities Act" means the Securities Act of 1933.

          "Securities Exchange Act" means the Securities Exchange Act of 1934.

          "Significant Subsidiary" means, at any time, each Subsidiary of a Person that, at such time, constitutes one of the "significant subsidiaries" of such Person, as defined in Regulation S-X issued by the SEC. For the avoidance of doubt, Knight and Trimark shall be Significant Subsidiaries of the Borrower prior to the Reorganization and shall be Significant Subsidiaries of the Guarantor after the Reorganization.

          "Single Employer Plan" means a single-employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) prior to the Reorganization is maintained for employees of the Borrower or any of its ERISA Affiliates or the Guarantor or any of its ERISA Affiliates and no Person other than the Borrower, the Guarantor or their respective ERISA Affiliates and after the Reorganization is maintained for employees of the Guarantor or any of its ERISA Affiliates and no person other than the Guarantor or its ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any of its ERISA Affiliates or the Guarantor or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

          "SIPA" means the Securities Investor Protection Act of 1970.

          "SIPC" means the Securities Investor Protection Corporation, and any successor.

          "Street Loans" mean short term borrowings, whether or not collateralized, made by any Significant Subsidiary of the Borrower or the Guarantor for the purpose of purchasing or carrying securities or commodities for any such Significant Subsidiary or for customers of any such Significant Subsidiary.

          "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company or trust of which (or in which) more than 50% of (a) the issued and outstanding Voting Stock, (b) the interest in the capital or profits of such partnership, limited liability company or joint venture or (c) the beneficial interest in such trust is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other

     Subsidiaries.

          "Trimark" means Trimark Securities, L.P., a New York limited partnership, and any successor to the business of Trimark including any Person that succeeds to the business of Trimark in connection with the Reorganization (in which case, Trimark shall be a reference to such Person and not to Trimark Securities, L.P.).

          "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

          (b) As used in this Agreement, the following terms shall have the meanings set forth in the Article or Section opposite such term.

Defined Term                                Article or Section
------------                                ------------------
Effective Date                                     III
Event of Default                                    VI
GAAP                                               1.4
Guarantee                                          2.2
Indemnified Party                                  7.4(b)
Latest Balance Sheet                                IV(g)
Loan                                               2.1
Note                                               2.1



          1.2. Descriptive Headings; Certain Interpretations. (a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

          (b) Whenever any party makes any representation, warranty or other statement to such party's knowledge, such party will be deemed to have made due inquiry into the subject matter of such representation, warranty or other statement.

          (c) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a Person includes its permitted successors and assigns; (vi) a reference to "GAAP" refers to United States GAAP; and (vii) a reference in this Agreement to an Article, Section, Exhibit or Schedule is to the Article, Section, Exhibit or Schedule of this Agreement.

          1.3. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          1.4. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the audited financial statements for the fiscal year ended December 31, 1997 referred to in paragraph (g) of Article IV ("GAAP").

                                   Article II

                        Amount And Terms Of The Advances

          2.1. Loan. The Lender agrees, subject to the terms of this Agreement, to make a term loan (the "Loan") to the Borrower on the Effective Date hereof in the principal amount of $30,000,000. The Borrower shall not be entitled to reborrow all or any part of the principal of the Loan which shall be paid or prepaid at any time. The Loan shall be evidenced by a promissory note in the form of Exhibit A delivered to the Lender on the date hereof (the "Note").

          2.2. Guarantee. The obligations of the Borrower under this Agreement and under the Note will be irrevocably guaranteed by the Guarantor pursuant to a guarantee in the form of Exhibit B delivered to the Lender on the date hereof (the "Guarantee").

          2.3. Scheduled Principal Repayment of the Loan. On each Principal Payment Date, the Borrower shall repay, and there shall become due and payable, $5,000,000 of the principal of the Loan, and on the Maturity Date, the Borrower shall repay, and there shall become due and payable $20,000,000 of the principal of the Loan; provided, however, that, notwithstanding the foregoing, if the IPO has been consummated on or prior to the Outside IPO Date, the Borrower shall repay, and there shall become due and payable, on the Maturity Date, the entire principal amount of the Loan and no such amounts shall be payable on any Principal Payment Date.

          2.4.  Interest; Default Rate; Late Fee.

          (a) The outstanding principal of the Loan shall accrue and bear interest at a rate per annum equal to the rate determined on the applicable Interest Determination Date by reference to LIBOR plus 2%. Commencing on the Effective Date, the rate at which interest on the Loan is payable will be reset as of each Interest Reset Date. The interest rate in effect on each day during the term of the Loan shall be (i) if such day is an Interest Reset Date, the interest rate determined on the Interest Determination Date immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined on the Interest Determination Date immediately preceding the next preceding Interest Reset Date; provided, however, that the interest rate in effect for the ten days immediately prior to the Maturity Date shall be that in effect on the tenth day preceding the Maturity Date.

          (b) Prior to the stated or any accelerated maturity of the Loan, the Borrower shall pay accrued and unpaid interest on the Loan, without setoff, deduction or counterclaim monthly in arrears on each Interest Payment Date. On the stated or any accelerated maturity of the Loan, the Borrower shall pay accrued and unpaid interest thereon, without setoff, deduction or counterclaim.

          (c) During the existence of any Event of Default, the outstanding principal under the Note and, to the extent permitted by applicable law, any interest, fees or any other amounts due and payable at such time hereunder shall bear interest, from and including the date such Event of Default occurred until such Event of Default is waived in writing by the Lender or fully cured to the Lender's reasonable satisfaction, equal to the rate determined on the applicable Interest Determination Date by reference to LIBOR plus 4%, compounded daily and payable upon demand. Nothing in this Section 2.4(c) shall affect the Lender's right to exercise any of its rights or remedies (including those provided in Article VI) arising upon the occurrence of an Event of Default.

          2.5. Prepayments. The Borrower may, upon at least three Business Day's written notice to the Lender stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Loan in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (a) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (b) the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 7.4(c).

          2.6. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Note not later than 11:00 A.M. (New York City time) on the day when due in United States Dollars to the Lender at the Lender's Account in same day funds.

          (b) Computations of interest shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          (c) If the Maturity Date or any Principal Payment Date, Interest Reset Date or Interest Payment Date would otherwise be a day that is not a Business Day, the Maturity Date, or such Principal Payment Date, Interest Reset Date or Interest Payment Date, as the case may be, shall be postponed to the next succeeding day that is a Business Day, except that, in the case of any Interest Reset Date or Interest Payment Date, if such Business Day is in the next succeeding calendar month, such Interest Reset Date or Interest Payment Date, as the case may be, shall be the immediately preceding Business Day.


          2.7. Taxes. The Borrower shall pay and indemnify the Lender against any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (but excluding withholding taxes, income taxes and franchise taxes) that arise from any payment made hereunder or under the Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Note.

          2.8. Use of Proceeds. Substantially all of the proceeds of the Loan shall be available to make cash distributions to certain members of the Borrower of all or a portion of such members' shares of undistributed profits of the Borrower through March 31, 1998 and to make cash distributions to each of the Borrower's members of the total amount of profits of the Borrower attributable to each such member's interest in the Borrower accrued from March 31, 1998 to the date of the consummation of the Reorganization and the remainder shall be available for working capital and general company purposes.

                                  Article III

                    Conditions To Effectiveness And Lending

          The obligations of the Lender to make the Loan shall become effective on and as of the first date (the "Effective Date") on which the following conditions have been satisfied or waived:

               (a) There shall have occurred no Material Adverse Change since December 31, 1997.

               (b) There shall exist no action, suit, litigation or proceeding or, to the knowledge of the Borrower, investigation affecting the Borrower or any of its Significant Subsidiaries or the Guarantor or any of its Significant Subsidiaries pending or, to the knowledge of the Borrower, threatened before any court or arbitrator or before or by any governmental agency or regulatory authority that (i) is reasonably likely to have a Material Adverse Effect or (ii) adversely affects the Lender's rights and interests with respect to the Loan or the transactions contemplated hereby or affects the Borrower's ability to perform its obligations under this Agreement or the Note or the Guarantor's ability to perform its obligations under this Agreement and the Guarantee.

               (c) All governmental and third-party consents and approvals necessary in connection with the execution, delivery and performance by the Borrower of this Agreement or the Note and by the Guarantor of this Agreement and the

          Guarantee, and all material governmental and third-party consents and approvals necessary in connection with the transactions contemplated hereby and thereby, shall have been obtained to the extent required to be obtained on or prior to the Effective Date (without the imposition of any conditions that are not acceptable to the Lender) and shall remain in effect.

               (d) The Borrower shall have notified the Lender in writing as to the proposed Effective Date.

               (e) The Borrower shall have paid all accrued fees and out-of-pocket expenses of the Lender (including the reasonable fees and expenses of counsel to the Lender) for which invoices have been presented to the Borrower.

               (f) On the Effective Date, the following statements shall be true and the Lender shall have received a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

                    (i) the representations and warranties contained in Article
               IV are true and correct on and as of the Effective Date; and

                    (ii) no Default has occurred and is continuing.

               (g) The Lender shall have received the Note, dated the Effective Date, to the order of the Lender.

               (h) The Lender shall have received the Guarantee, dated the Effective Date, irrevocably guaranteeing the obligations hereunder and under the Note.

               (i) The Lender shall have received on or before the Effective Date the following, each dated such date, in form and substance reasonably satisfactory to the Lender:

                    (i) Certified copies of the resolutions of the Advisory
               Committee of the Borrower approving this Agreement and the Note, and of all documents evidencing other necessary company action and governmental approvals, if any, with respect to this Agreement and the Note.

                    (ii) Certified copies of the resolutions of the Board of
               Directors of the Guarantor approving the Guarantee, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Guarantor.

                    (iii) A certificate of an officer of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Note and the other documents to be delivered hereunder.

                    (iv) A certificate of an officer of the Guarantor certifying the names and true signatures of the officers of the Guarantor authorized to sign the Guarantee and the other documents to be delivered hereunder.

                    (v) A legal opinion of Michael T. Dorsey, Esq., General
               Counsel of the Borrower, substantially in the form of Exhibit C.

                    (vi) A legal opinion of Skadden, Arps, Slate, Meagher & Flom
               LLP, special counsel for the Borrower, substantially in the form of Exhibit D.

                                   Article IV

                         Representations And Warranties

          The Borrower represents and warrants as of the date hereof and as of the Effective Date as follows:

          (a) Organization, Standing and Power. Each of the Borrower, the Guarantor and their respective Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of its state of organization. The Borrower and each of its Significant Subsidiaries is duly qualified to do business or licensed and is in good standing as a foreign company or as a foreign limited partnership, as the case may be, and in the case of Knight and Trimark, are registered as broker-dealers, in each other jurisdiction in which it owns or leases properties or conducts business (i) so as to require such qualification, licensing or registration and (ii) in which the failure to so qualify or be licensed or registered would have a Material Adverse Effect. Each of the Borrower, the Guarantor and each of their respective Significant Subsidiaries has all requisite power and authority, corporate or otherwise, and all material governmental authorizations, to conduct its business and own its properties and, in the case of the Borrower, to execute and deliver, and to perform its obligations under, this Agreement and the Note and, in the case of the Guarantor, to execute and deliver, and to perform its obligations under, this Agreement and the Guarantee.

          (b) Borrower Authority and No Conflicts. The execution, delivery and performance by the Borrower of this Agreement and the Note, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Borrower, and do not and will not (i) require any consent or approval of the members of the Borrower, (ii) violate any provision of any law (including the Securities
     Act), rule, regulation (including Regulations T, U and X), order, writ, judgment, injunction, decree, determination or award applicable to the Borrower or any of its Significant Subsidiaries, (iii) violate the certificate of formation or operating agreement of the Borrower, (iv) result in the breach of, or constitute a default or an event which, with notice or lapse of time or both, would constitute a default under, any indenture, loan or credit agreement or any agreement, lease or instrument to which the Borrower or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries or any of its properties or the properties of any of its Significant Subsidiaries may be bound or affected or (v) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or any of its Significant Subsidiaries, except, in the cases of clauses (ii), (iv) and
     (v), where such violation, breach, default or Lien could not reasonably be expected to have a Material Adverse Effect.

          (c) Guarantor Authority and No Conflicts. The execution, delivery and performance by the Guarantor of this Agreement and of the Guarantee have been duly authorized by all necessary corporate action on the part of the Guarantor, and do not and will not (i) require any consent or approval of the stockholders of the Guarantor, (ii) violate any provision of any law (including the Securities Act), rule, regulation (including Regulations T, U and X), order, writ, judgment, injunction, decree, determination or award applicable to the Guarantor, (iii) violate the certificate of incorporation or by-laws of the Guarantor, (iv) result in the breach of, or constitute a default or an event which, with notice or lapse of time or both, would constitute a default under, any indenture, loan or credit agreement or any agreement, lease or instrument to which the Guarantor or any of its Significant Subsidiaries is a party or by which it or any of its properties or the properties of any of its Significant Subsidiaries may be bound or affected or (v) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Guarantor or any of its Significant Subsidiaries, except, in the cases of clauses (ii), (iv) and (v), where such violation, breach, default or Lien could not reasonably be expected to have a Material Adverse Effect.

          (d) Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required to be obtained or made by the Borrower in connection with the execution, delivery and performance of this Agreement or the Note, or by the Guarantor in connection with the execution, delivery and performance of this Agreement or the Guarantee, other than informational filings required to be made in the ordinary course which are not a condition to the Borrower's performance under this Agreement or the Note or to the Guarantor's performance under this Agreement or the Guarantee.

          (e) Execution, Delivery and Enforceability of this Agreement and the Note. This Agreement has been, and the Note when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and the Note when executed and delivered hereunder will be, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (whether considered in a proceeding in equity or at law).

          (f) Execution, Delivery and Enforceability of the Guarantee. This Agreement has been, and the Guarantee when delivered hereunder will have been, duly executed and delivered by the Guarantor. The Guarantee, when executed and delivered hereunder, will be a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (whether considered in a proceeding in equity or at law).

          (g) Financial Statements. The Consolidated statement of financial condition of the Borrower and its Subsidiaries as at December 31, 1997, and the related Consolidated statements of income and of changes in members' equity and of cash flows for the year then ended of the Borrower and its Subsidiaries, certified by Price Waterhouse LLP, independent accountants, and the Consolidated statement of financial condition of the Borrower and its Subsidiaries as at March 31, 1998 (the "Latest Balance Sheet"), and the related Consolidated statements of income and of changes in members' equity and of cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the principal financial and accounting officer or Treasurer of the Borrower, copies of which have been furnished to the Lender, fairly present, subject, in the case of the Latest Balance Sheet and such statements of earnings and of changes in members' equity and of cash flows for the three months then ended, to normal and year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations and cash flows of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP. Since December 31, 1997, there has been no Material Adverse Change.

          (h) Litigation, Etc. There is no action, suit, litigation or proceeding or, to the knowledge of the Borrower, investigation, affecting the Borrower, the Guarantor or any of their respective Significant Subsidiaries pending or, to the knowledge of the Borrower, threatened before any court or arbitrator or before or by any governmental agency or regulatory authority that (i) is reasonably likely to have a Material Adverse Effect or (ii) adversely affects the Lender's rights or interests with respect to the Loan or the transactions contemplated hereby or affects the Borrower's ability to perform its obligations under this Agreement or the Note or the Guarantor's ability to perform its obligations under this Agreement or the Guarantee.

          (i) Investment Company. Neither the Borrower nor the Guarantor is an "investment company", as such term is defined in the Investment Company Act of 1940.

          (j) Margin Stock. No portion of the Loan is intended to be used for the purpose of purchasing or carrying any Margin Stock.

          (k) Taxes. Each of the Borrower, the Guarantor and their respective Significant Subsidiaries has filed, has caused to be filed or has been included in all tax returns (federal, state, local and foreign) required to have been filed and has paid or caused to be paid all taxes shown to be due and payable on such returns, except to the extent permitted under Section 5.1(a).

          (l) Disclosure. No report, financial statement, exhibit, schedule or other information furnished by the Borrower or the Guarantor or their respective Subsidiaries to the Lender in writing in connection with the negotiation of this Agreement, the Guarantee or the Note, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading.

          (m) Maintenance of Licenses, Etc. Each of Knight and Trimark are member organizations in good standing of the NASD and is duly registered as a broker-dealer with the SEC pursuant to the Securities Exchange Act. Each of Knight and Trimark have paid all material assessments required to be paid by it pursuant to the SIPA, except to the extent permitted under
     Section 5.1(a).

          (n) ERISA (i) The Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan; (ii) no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan; (iii) as of the last annual actuarial valuation date, the current liability (as defined in Section 412 of the Internal Revenue Code) under each Plan does not exceed the fair market value of the assets of such Plan and there has been no material adverse change in the funding status of any such Plan since such date; (iv) neither the Borrower nor any if its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan; and (v) neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

          (o) Post Retirement Benefits. Except as set forth in the financial statements referred to in paragraph (g) of this Article IV, none of the Borrower, the Guarantor or any of their respective Significant Subsidiaries have any material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

          (p) Title. As of the date hereof, each of the Borrower and its Significant Subsidiaries has good and valid title to all of their respective properties of every kind and nature now purported to be owned by it, including all of the assets reflected on the Latest Balance Sheet, subject to dispositions of such assets in the ordinary course of business, in each case free from all Liens other than Liens permitted by Section 5.2(b).

          (q) No Defaults. None of the Borrower, the Guarantor or any of their respective Significant Subsidiaries is in default under any Contractual Obligation in any respect that (i) is reasonably likely to have a Material Adverse Effect or (ii) adversely affects the Lender with respect to the Loan or the transactions contemplated hereby or affects the Borrower's ability to perform its obligations under this Agreement or the Note or the Guarantor's ability to perform its obligations under this Agreement or the Guarantee.

          (r) Regulation T. Knight and Trimark are broker-dealers subject to the provisions of Regulation T. Each of Knight and Trimark maintain procedures and internal controls reasonably adapted to ensure that they do not extend or maintain credit to or for their respective customers other than in accordance with Regulation T.

          (s) FOCUS Reports. The contents of the FOCUS Reports of each of Knight and Trimark for the three months ended March 31, 1998, copies of which have been furnished to the Lender, are true and correct as of the date thereof.

          (t) Intellectual Property. (i) The Borrower and its Subsidiaries have all rights to Intellectual Property as are used or are necessary in connection with the businesses of the Borrower and its Subsidiaries as presently conducted, and the Borrower and its Subsidiaries (A) own or (B) otherwise have the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other Person, all such Intellectual Property free and clear of the claims of others and of all Liens. Set forth on Schedule IV(t) is a true and complete list of all material Intellectual Property described in clause (B) of the immediately preceding sentence other than shrink-wrap software.

               (ii) The conduct of the businesses of the Borrower and its Subsidiaries as presently conducted does not, to the knowledge of the Borrower, violate, conflict with or infringe the Intellectual Property of any other Person. Except as set forth on Schedule IV(t), (i) no claims are pending, or, to the knowledge of the Borrower, threatened against any of the Borrower, the Guarantor or any of their respective Subsidiaries by any Person with respect to the ownership, validity, enforceability, effectiveness or use of any material Intellectual Property used in connection with the businesses of the Borrower, the Guarantor or any of their respective Subsidiaries and (ii) during the past five years, none of the Borrower, the Guarantor or any of their respective Subsidiaries have violated any material rights relating to Intellectual Property of any Person.

          (u) Ownership of Significant Subsidiaries. The Borrower owns, and has the power and right to vote, 99.99% of the Voting Stock of each of Knight and Trimark and of any other issued and outstanding securities convertible into such Voting Stock.

          (v) IPO. The Borrower has no reason to believe that the IPO will not be consummated by the Outside IPO Date.

                                   Article V

                           Covenants Of The Borrower

                5.1. Affirmative Covenants. So long as the Loan shall remain unpaid, the Borrower and the Guarantor shall:

          (a) Compliance with Laws, Etc. Comply, and cause each Significant Subsidiary of the Borrower or the Guarantor, as the case may be, to comply, in all material respects, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, domestic or foreign, such compliance to include, without limitation, compliance with ERISA and paying before the same become delinquent (including all applicable extension periods) all taxes, assessments and governmental charges or levies imposed upon the Borrower, the Guarantor or any of their respective Significant Subsidiaries or upon any of their respective properties, except to the extent such laws, rules, regulations, orders, taxes, assessments or governmental charges or levies are being contested in good faith and by appropriate proceedings and appropriate reserves are being maintained in accordance with GAAP, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors other than any Lien that attaches and becomes enforceable against its other creditors after the consummation of the IPO securing obligations that, when aggregated with all other obligations secured by such Liens, is not in excess of $1,000,000. (b) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each Significant Subsidiary of the Borrower or the Guarantor, as the case may be, to preserve and maintain, its existence, in the case of the Borrower and the Guarantor, in the State of Delaware, and, in the case of Knight and Trimark, in the State of New York prior to the Reorganization and in the State of Delaware after the Reorganization, and duly qualify and remain duly qualified or licensed, and cause each such Significant Subsidiary to duly qualify and remain duly qualified or licensed, as a foreign corporation, limited liability company or limited partnership, as the case may be, in good standing, and cause Knight and Trimark to register and remain registered as broker-dealer, in each other jurisdiction where its ownership, leasing or operation of property or the conduct of its business requires such qualification, licensing or registration, except where the failure to so qualify or be licensed or registered would not have a Material Adverse Effect; provided, however, that nothing contained in this
     Section 5.1(b) shall prevent any merger or consolidation or liquidation or dissolution permitted by Section 5.2(a).

          (c) Maintenance of Insurance. Maintain, and cause each Significant Subsidiary of the Borrower or the Guarantor, as the case may be, to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower, the Guarantor or any of their respective Significant Subsidiaries operates, except that the Borrower, the Guarantor, or any such Significant Subsidiary may effect workmen's compensation or similar insurance in respect of operations in any jurisdiction either through an insurance fund operated by such jurisdiction or by causing to be maintained a system or systems of self-insurance which are in accord with applicable laws.

          (d) Visitation Rights. At any reasonable time and from time to time, permit the Lender, or any agents or representatives thereof, upon reasonable notice by the Lender to the Borrower or the Guarantor, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower, the Guarantor and any of their respective Significant Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower, the Guarantor and any of their respective Significant Subsidiaries with any of their respective officers and with their respective independent accountants.


          (e) Keeping of Books. Keep, and cause each of their respective Significant Subsidiaries, to keep, proper books of record and account in accordance with GAAP.

          (f) Maintenance of License, Etc. Maintain, and cause each of their respective Significant Subsidiaries to maintain, all licenses, memberships, registrations, permits and governmental and regulatory approvals and authorizations material to their respective businesses as conducted from time to time, including, without limitation, causing each of Knight and Trimark and their respective successors to remain a member organization in good standing of the NASD and duly registered as a broker-dealer with the SEC pursuant to the Securities Exchange Act.

          (g) Reporting Requirements.  Furnish to the Lender:

                    (i) as soon as possible and in any event within five days
               after the Borrower knows of the occurrence of any Default and which is continuing, notice of such Default and a certificate of the principal financial and accounting officer or Treasurer of the Borrower or the Guarantor setting forth details of such Default and the action that the Borrower or the Guarantor (or any of their respective Subsidiaries) proposes to take with respect thereto;

                    (ii) prior to the Reorganization, as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, the unaudited Consolidated statement of financial condition of the Borrower and its Subsidiaries as at the end of such quarter and the unaudited Consolidated statements of income and of changes in members' equity and of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the previous fiscal year, all in reasonable detail and duly certified (subject to normal audit and year-end adjustments) by the principal financial and accounting officer or Treasurer of the Borrower as having been prepared in accordance with GAAP (except as disclosed and concurred to by the Borrower's independent auditors);

                    (iii) after the Reorganization, as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Guarantor, the unaudited Consolidated statement of financial condition of the Guarantor and its Subsidiaries as at the end of such quarter and the unaudited Consolidated statements of income and of changes in stockholders' equity and of cash flows of the Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the previous fiscal year, all in reasonable detail and duly certified
               (subject to normal audit and year-end adjustments) by the principal financial and accounting officer or Treasurer of the Guarantor as having been prepared in accordance with GAAP (except as disclosed and concurred to by the Guarantor's independent auditors);

                    (iv) prior to the Reorganization, as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including the Consolidated statement of financial condition of the Borrower and its Subsidiaries as of the end of such fiscal year and the Consolidated statements of income, of changes in members' equity and of cash flows of the Borrower and its Subsidiaries for such fiscal year;

                    (v) after the Reorganization, as soon as available and in
               any event within 120 days after the end of each fiscal year of the Guarantor, a copy of the annual audit report for such year for the Guarantor and its Subsidiaries, including the Consolidated statement of financial condition of the Guarantor and its Subsidiaries as of the end of such fiscal year and the Consolidated statements of income, of changes in stockholders' equity and of cash flows of the Guarantor and its Subsidiaries for such fiscal year;

                    (vi) concurrently with each set of financial statements
               furnished to the Lender pursuant to subparagraph (ii) or (iv) of this Section 5.1(g), a certificate of the principal financial and accounting officer or Treasurer of the Borrower stating that he has no knowledge that a Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement setting forth details of such Default and the action that the Borrower (or any Subsidiary of the Borrower) proposes to take with respect thereto;

                    (vii) concurrently with each set of financial statements furnished to the Lender pursuant to subparagraph (iii) or (v) of this Section 5.1(g), a certificate of the principal financial and accounting officer or Treasurer of the Guarantor stating that he has no knowledge that a Default and is continuing or, if a Default has occurred and is continuing, a statement setting forth details of such Default and the action that the Guarantor (or any Subsidiary of the Guarantor) proposes to take with respect thereto;

                    (viii) promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings of the type described in paragraph (h) of Article IV;

                    (ix) promptly after the sending or filing thereof, and to
               the extent not required to be furnished by any other provision of this Section 5.1(g), (A) copies of all proxy statements, financial statements and reports which the Guarantor may send to its public security holders, (B) copies of all regular, periodic and special reports which the Guarantor may file with the SEC pursuant to Section 13(a) of the Securities Exchange Act, or which the Guarantor may file with any national securities exchange or with the NASD and (C) copies of FOCUS Reports filed by Knight and Trimark with the SEC;

                    (x) promptly after the occurrence thereof, notice of any
               ERISA Event and, with respect to any Multiemployer Plan, any withdrawal by the Borrower or any of its ERISA Affiliates or by the Guarantor or any of its ERISA Affiliates from such Plan or that a Multiemployer Plan is in reorganization insolvent or terminated;

                    (xi) promptly after the occurrence thereof, notice of any
               merger or consolidation permitted by Section 5.2(a) to which the Borrower, the Guarantor or any of their respective Significant Subsidiaries is a party; and

                    (xii) such other information respecting the business, properties or condition of operations, financial or otherwise, of the Borrower, the Guarantor or any of their respective Subsidiaries as the Lender may from time to time reasonably request.

          (h) Consolidated Net Equity. Maintain (i) at all times prior to the Reorganization, Consolidated Members' Equity at least equal to $25,000,000 and (ii) on and at all times after the Reorganization, Consolidated Stockholders' Equity at least equal to $50,000,000.

          (i) Ownership of Knight and Trimark. Maintain at all times ownership of, and the power and right to vote, at least 99.99% of the issued and outstanding shares of the Voting Stock of Knight and Trimark and ownership of any other issued and outstanding securities convertible into such Voting Stock.

          (j) Compliance with Contractual Obligations. Comply, and cause their respective Significant Subsidiaries to comply, with any Contractual Obligation of the

     Borrower, the Guarantor or any of their respective Significant Subsidiaries if non-compliance with such Contractual Obligation would be reasonably likely to have a Material Adverse Effect.

          (k) Maintenance of Property. Keep, and cause each of their respective Significant Subsidiaries to keep, all of their respective properties in good working order and condition, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          5.2. Negative Covenants. So long as the Loan shall remain unpaid, the Borrower and the Guarantor shall not:

          (a) Mergers, Etc. (i) Merge or consolidate, or permit any of their respective Significant Subsidiaries to merge or consolidate, with or into any Person or (ii) sell, assign, lease or otherwise dispose of, or permit any of their respective Significant Subsidiaries to sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of their respective assets (whether now owned or hereafter acquired) to any Person provided that (A) Significant Subsidiaries of the Borrower and the Guarantor may merge with or into the Borrower or the Guarantor or with or into any other wholly-owned Subsidiary of the Borrower or the Guarantor so long as, in any such merger with or into any other wholly-owned Subsidiary of the Borrower or the Guarantor, the surviving corporations are a wholly-owned Subsidiary of the Borrower or the Guarantor, (B) the Borrower may merge with or into the Guarantor, (C) the Borrower may liquidate or dissolve so long as the Guarantor has assumed all of the obligations of the Borrower hereunder and under the Note pursuant to the Assumption Agreement in the form attached hereto as Exhibit E and all or substantially all of the assets of the Borrower are distributed to the Guarantor as part of such liquidation or dissolution, (D) the Borrower may exchange the partnership interests of Knight and Trimark held by it for equity interests in any wholly-owned Subsidiary of the Borrower or the Guarantor so long as, after any such exchange, Knight and Trimark remain direct or indirect wholly-owned Subsidiaries of the Borrower or the Guarantor and (E) the Borrower may distribute, by way of dividend, transfer or other disposition partnership interests in Knight and Trimark (which shall mean at least 99.99% of the Voting Stock of Knight and Trimark) to the Guarantor or to any other wholly-owned Subsidiary of the Guarantor so long as after any such dividend, transfer or disposition, Knight and Trimark (which shall mean at least 99.99% of the Voting Stock of Knight and Trimark) are direct or indirect wholly-owned Subsidiaries of the Guarantor; provided, however, in each such case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

          (b) Liens, Etc. (i) Create or suffer to exist, or permit any of their respective Significant Subsidiaries to create or suffer to exist, any Lien on or with respect to any of the shares of capital stock or Debt of any Significant Subsidiary of the Borrower or of the Guarantor, whether now owned or hereafter acquired by the Borrower, the Guarantor, or any of their respective Subsidiaries; or

               (ii) create or suffer to exist, or permit any of their respective Significant Subsidiaries to create or suffer to exist, any Lien on or with respect to any of the properties not referred to in the next preceding clause (i) of the Borrower, the Guarantor or any their respective Significant Subsidiaries, whether now owned or hereafter acquired, or assign, or permit any of their respective Significant Subsidiaries to assign, any account or chattel paper (as such terms are defined in the Uniform Commercial Code as in effect from time to time in the State of New York) not referred to in the next preceding clause (i);

          other than, in the case of clause (i) above, Liens permitted by clause
          (A), (B) or (D) below and, in the case of clause (ii) above, Liens and assignments of accounts or chattel paper permitted by any of clauses
          (A) through (L) below (and in each case, other than clause (G) or (I), in which the Debt or other obligation secured by such Lien or the consideration for the accounts or chattel paper subject to such assignment exceeds $1,000,000 in the aggregate to the extent (1) possession of the property encumbered by or subject to such Lien or assignment has not been lawfully taken on or after default, and such property has not been lawfully retained after default in satisfaction of the obligation secured by such Lien and has not been disposed of by the Person in whose favor such Lien or assignment exists and (2) no enforcement, execution, levy or foreclosure proceeding shall have been commenced if (x) such proceeding shall continue undismissed or unbonded or shall not be effectively stayed for a period of 60 consecutive days after the commencement thereof or (y) a final, non-appealable order or decree ordering or approving the relief sought in such proceeding shall be entered and shall remain unsatisfied for ten days after entry thereof):

               (A) Liens for taxes, assessments or governmental charges or levies to the extent not required to be paid under Section 5.1(a);

               (B) Liens imposed by law of landlords, carriers, warehousemen, mechanics, materialmen and other similar Liens arising in the ordinary course of business with respect to obligations not yet due or being contested in good faith;

               (C) Liens created or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other types of social security, the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance and return-of-money bonds and other similar obligations (in each case exclusive of obligations which constitute Debt);

               (D)  any judgment Lien;

               (E) easements, rights-of-way, restrictions and other similar encumbrances on title to real property incurred in the ordinary course of business and that do not interfere with the ordinary conduct of the business of the Borrower, the Guarantor or any of their respective Significant Subsidiaries;

               (F) purchase money Liens on property acquired or held by the Borrower, the Guarantor or any of their respective Significant Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of such property or other Liens existing on any such property or assets at the time of acquisition (other than any such Liens created in contemplation of such acquisition) that do not secure the purchase price; provided, however, that no such Lien shall extend to or cover any property other than the property being acquired, constructed on or improved;

               (G) Liens on Margin Stock or in respect of obligations to repurchase securities and other Liens securing Street Loans and other obligations to and for customers or brokers, and other Liens, so long as any such Lien referred to in this clause (G) is incurred in the ordinary course of business of the Borrower, the Guarantor or any of their respective Significant Subsidiaries;

               (H) Liens incurred by a Significant Subsidiary of the Borrower or the Guarantor at any time when such Significant Subsidiary is not a Significant Subsidiary of the Borrower or the Guarantor;

               (I) any lease or sublease granted by the Borrower, the Guarantor or any of their respective Significant Subsidiaries as lessor or sublessor to another Person as lessee or sublessee in the ordinary course of the business of the Borrower, the Guarantor or such Significant Subsidiary;

               (J) any assignment of an account or chattel paper (1) as part of the sale of the business out of which such account or chattel paper arose; (2) for the purpose of collection only, (3) under a contract to an assignee who is also to do the performance under such contract or
          (4) in whole or partial satisfaction of a pre-existing indebtedness;

               (K) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any of the Liens permitted by clause (F) or (H) above upon the same real property or assets theretofore subject thereto without increase in the amount of Debt secured thereby; and

               (L) Liens not otherwise permitted hereunder which secure obligations not exceeding $1,000,000 in aggregate principal at any time outstanding.

          (c) Debt. Create or suffer to exist, or permit any of their respective Significant Subsidiaries to create or suffer to exist, any Debt other than:

               (i) Debt arising under this Agreement and the Note;

               (ii) Debt which is subordinated in the right of payment to the Loan on terms reasonably satisfactory to the Lender;

               (iii) Debt in respect of letters of credit issued for the account of the Borrower, the Guarantor or any of their respective Significant Subsidiaries in the ordinary course of business;

               (iv) Debt existing on the date hereof and listed on Schedule 5.2(c)(iv);

               (v) Debt of the Borrower, the Guarantor and their respective Significant Subsidiaries in respect of sales of securities not yet purchased in an aggregate principal amount not to exceed $80,000,000 at any time;

               (vi) additional Debt of the Borrower, the Guarantor and their respective Significant Subsidiaries in an aggregate principal amount, when added to the aggregate principal amount of all other Debt of the Borrower, the Guarantor and their respective Significant Subsidiaries, other than Debt described in clauses (i) and (v) above, not to exceed $30,000,000 at any time; and

               (vii) any refinancings, refundings, renewals or extensions of Debt permitted hereunder, provided that the principal amount thereof is not increased.

          (d) Net Capital. Permit (i) the Aggregate Indebtedness of Knight or Trimark to exceed 1,500% of its Net Capital at any time; or, if Knight or Trimark are operating under paragraph (a)(1)(ii) of Rule 15c3-1 of the SEC promulgated under the Securities Exchange Act, permit the Net Capital of Knight or Trimark to be less than the greater of $250,000 and 2% of Knight's or Trimark's, as the case may be, Aggregate Debit Items at any time; or

               (ii) (A) Combined Net Capital of Knight and Trimark to be less than $25,000,000 at any time for five Business Days or (B) Net Capital of Knight to be less than $15,000,000 at any time for five Business Days.

          (e) Investments, Loans, Acquisitions and Hedge Agreements. (i) Purchase or acquire, or permit any of their respective Significant Subsidiaries to purchase or acquire, any share of capital stock, partnership interest, evidence of Debt or any other security of any other Person, or make any investment in any other Person, other than, in the case of Knight and Trimark, in connection with market making or in the ordinary course of business of Knight or Trimark; (ii) purchase or acquire, or permit any of their respective Significant Subsidiaries to purchase or acquire, all or substantially all of the assets of any Person or any division of any Person; (iii) make, or permit any of their respective Significant Subsidiaries to make, any loan, advance or extension of credit to, or contribution to the capital of, any other Person other than a direct or indirect wholly-owned Subsidiary of the Borrower or the Guarantor other than reimbursement of reasonable, bona fide and properly documented travel and entertainment business expenses incurred on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries and loans to employees to induce employment, the aggregate amount of any such outstanding loans not to exceed $1,000,000 at any time; (iv) purchase, or permit any of their respective Significant Subsidiaries to purchase, any real estate for sale or investment; (v) enter, or permit any of their respective Significant Subsidiaries to enter, into any Hedge Agreements other than, in the case Knight and Trimark, in connection with market making or in the ordinary course of business of Knight or Trimark; or (vi) make any commitment or acquire any option or enter into any other arrangement, or permit any of their respective Significant Subsidiaries to commit or acquire any option or enter into any other arrangement, for the purpose of making any of the foregoing investments, loans or acquisitions, other than, in the case of Knight and Trimark, in connection with market making or in the ordinary course of business; provided that nothing contained in this Section 5.2(e) shall prohibit the Borrower and the Guarantor from making Qualified Investments.

          (f) Restricted Payments. Declare, order, pay or make any distribution of property or payment of cash, or both, directly or indirectly to a member, partner, stockholder or other equity holder of the Borrower, the Guarantor or any of their respective Affiliates (other than a distribution or a payment by a Subsidiary of the Borrower or the Guarantor or by the Borrower to the Borrower or the Guarantor or to other wholly-owned Subsidiaries of the Borrower or the Guarantor) for any reason including salaries, debt repayment, consulting fees, management fees, expense reimbursements, dividends, put, call or Redemption payments and any other payments in respect of equity interests other than reasonable compensation of any kind for actual services rendered paid by the Borrower, the Guarantor or any of their respective Subsidiaries to their respective employees, consultants, stockholders or members on terms no less favorable to the Borrower, the Guarantor or such Subsidiary, as the case may be, than those that might be obtained at the time in a comparable arm's length employment, consulting or service arrangement and the reimbursement of reasonable, bona fide and properly documented business expenses incurred on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries, except any distribution or payment described in Section 2.8.

                                   Article VI

                               Events of Default

          If any of the following events ("Events of Default") shall occur and be continuing;

          (a) the Borrower shall fail to pay (i) principal of the Loan when due or (ii) any interest on the Loan or any other amount payable under this Agreement or the Note when due and such failure to pay interest or such other amount shall remain unremedied for five Business Days;

          (b) any representation or warranty made in writing by the Borrower under or in connection with this Agreement or the Loan shall prove to have been incorrect in any material respect when made;

          (c) the Borrower or the Guarantor shall fail to perform or observe any term, covenant or agreement (other than Section 5.1(h)) contained in this Agreement or in the Note on its part to be performed or observed and (except in the case of a failure to perform or observe Section 5.1(i) or 5.2) any such failure shall remain unremedied for 30 days after any such failure;

          (d) the Borrower or the Guarantor shall fail to perform or observe
     Section 5.1(h) and any such failure shall remain unremedied for ten days after any such failure;

          (e) the Borrower or the Guarantor or any of their respective Significant Subsidiaries shall fail to pay any Debt which in aggregate principal amount exceeds $1,000,000 or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or the Borrower, the Guarantor or any of their respective Significant Subsidiaries shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed under any agreement or instrument evidencing or securing or relating to any such Debt when required to be performed or observed, if the effect of such failure is to accelerate, or to permit the holder or holders of such Debt or the trustee or trustees under any such agreement or instrument to accelerate, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased (other than by a regularly scheduled defeasance), or an offer to prepay, redeem or purchase such Debt shall be required to be made, in each case prior to the stated maturity thereof;

          (f) the Borrower, the Guarantor or any of their respective Significant Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, reorganization or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower, the Guarantor or any of their respective Significant Subsidiaries or for a substantial part of the property of any of them, (iv) make a general assignment for the benefit of creditors, (v) become unable or fail generally to pay its debts as they become due or (vi) take action for the purpose of effecting any of the foregoing;

          (g) any involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief against the Borrower, the Guarantor or any of their respective Significant Subsidiaries or all or a substantial part of the property of any of them, under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, reorganization or similar law,
     (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower, the Guarantor or any of their respective Significant Subsidiaries or for a substantial part of the property of any of them or (iii) the winding-up or liquidation of the Borrower, the Guarantor or any of their respective Significant Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) SIPC shall apply for a protective order with respect to Knight or Trimark under the SIPA;

          (i) a judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Borrower, the Guarantor or any of their respective Significant Subsidiaries and either (i) an execution or enforcement proceeding shall have been commenced by any creditor upon such judgment or order and (A) such proceeding shall continue undismissed or unbonded or shall not be effectively stayed for a period of 60 consecutive days after the commencement thereof or (B) a final, non-appealable order or decree ordering or approving the relief sought in such proceeding shall be entered and shall remain unsatisfied for ten days after entry thereof or
     (ii) such judgment or order shall continue unsatisfied or unbonded and in effect for a period of 60 consecutive days during which execution or enforcement thereof shall not be effectively stayed;

          (j) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC promulgated under the Securities Exchange Act, as in effect on the date hereof), directly or indirectly, of Voting Stock of the Borrower or the Guarantor, as the case may be (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Borrower or the Guarantor, as the case may be, other than pursuant to (A) the Reorganization or (B) the IPO or (ii) during the term of this Agreement, Persons who, at the date hereof were manager or directors, as applicable, of the Borrower or the Guarantor, as the case may be (together with any new managers or directors, as applicable, whose election or nomination for election to the board of managers or directors of the Borrower or the Guarantor, as the case may be, was approved by 66 2/3% of the managers or directors, as the case may be, who were either in office at the beginning of such period or whose election or nomination for election to the board of managers or directors, as applicable, of the Borrower or the Guarantor, as the case may be, was previously so approved) shall cease for any reason (other than due to death or disability or, in the case of managers or directors in office on the date hereof, retirement in the ordinary course or pursuant to contractual agreements in effect on the date of this Agreement) to constitute a majority of the board of managers or directors, as applicable, of the Borrower or the Guarantor, as the case may be;

          (k) the Borrower, the Guarantor or any of their respective ERISA Affiliates shall incur, or shall be reasonably likely to incur, liability in excess of $1,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Borrower, the Guarantor or any of their respective ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; or

          (l) Knight shall, at any time, cease to clear all of its securities trades through Affiliates of the Lender;

then, in the case of any such event specified in paragraph (f) or (g) above, the Note, the principal thereof and interest thereon and all other amounts payable under this Agreement shall automatically become and be forthwith due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower, and, in the case of any such event specified in paragraphs (a) through (e) and (h) through (l) above, the Lender may, by notice to the Borrower, declare the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.


                                  Article VII

                                 Miscellaneous

          7.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Note nor consent to any departure by the Borrower or the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          7.2. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied or delivered (by hand or by reputable overnight courier), if to the Lender at its address at 1285 Avenue of the Americas, New York, New York 10019, Facsimile No.:
(212) 713-4938, Attention: John Ambrose, or if to the Borrower, at its address at Newport Tower (29th Floor), 525 Washington Boulevard, Jersey City, New Jersey 07310, Facsimile No.: (201) 557-6922, Attention Michael T. Dorsey; or at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be effective when received or, if given by mail, on the fifth Business Day following the date on which such notice or communication is posted.

          7.3. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          7.4. Costs and Expenses. (a) The Borrower shall pay on demand all reasonable out-of-pocket costs and expenses of the Lender in connection with the preparation, execution, delivery, modification, amendment and administration of this Agreement, the Note and the other documents to be delivered hereunder, including, without limitation, (i) all transportation, computer duplication and messenger costs and expenses and (ii) the reasonable fees and expenses of special counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Lender, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Note and the other documents to be delivered hereunder against the Borrower, including reasonable fees and expenses of counsel for the Lender in connection with the enforcement of rights under this Section 7.4(a).

          (b) The Borrower agrees to indemnify and hold harmless the Lender and its Affiliates and each of their respective officers, directors, employees, agents, advisors, and representatives (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement, the Note, any of the transactions contemplated hereby or thereby or any use made or proposed to be made of the proceeds of the Loan whether or not such investigation, litigation or proceeding is brought by the Borrower or any of its members, the Guarantor or any of its shareholders, or any Subsidiaries or creditors of the Borrower or the Guarantor, an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower and the Guarantor agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or the Guarantor or their respective security holders, Subsidiaries or creditors arising out of, related to or in connection with this Agreement, the Note or the transactions contemplated hereby and thereby or the actual or proposed use of the proceeds of the Loan, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

          (c) If any payment of principal of the Loan is made by the Borrower to the Lender's Account other than the Business Day immediately preceding an Interest Payment Date, as a result of a payment pursuant to Section 2.5, acceleration of the maturity of the Note pursuant to Article VI or for any other reason, the Borrower shall, upon demand by the Lender, pay to the Lender any amounts required to compensate the Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain the Loan.

          (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreement and obligations of the Borrower contained in
Section 2.7 and in this Section 7.4 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Note.

          7.5. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the declaration by the Lender that the Note is due and payable pursuant to the provisions of Article VI, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by the Lender, whether or not the Lender shall have made any demand under this Agreement or the Note and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender and its Affiliates under this Section 7.5 are in addition to other rights and remedies (including other rights of set-off) that the Lender and its Affiliates may have.

          7.6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantor and the Lender and their respective successors and assigns.

          7.7. Assignment. (a) The Lender may assign to one or more Persons with the written consent of the Borrower (not to be unreasonably withheld, it being understood that it shall not be unreasonable for the Borrower to withhold its consent if such assignment will result in any material increased costs to the Borrower pursuant to Section 2.7) all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Note held by it). Upon the execution, delivery, acceptance and recording of, from and after the effective date specified in, an Assignment and Assumption (provided that the Borrower shall have consented thereto), (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of the Lender hereunder and (B) the Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, the Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Assumption, the Lender and the assignee thereunder confirm to and agree with each other and the parties hereto as follows: (i) other than as provided in such Assignment and Assumption, the Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability or genuineness of this Agreement or any other instrument or document furnished pursuant hereto; (ii) the Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Guarantor or the performance or observance by the Borrower or the Guarantor of any of the obligations under this Agreement or any other instrument or document furnished pursuant hereto;

(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Article IV and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption;
(iv) such assignee will, independently and without reliance upon the Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; and (v) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it.

          (c) Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to such assignee in exchange for the surrendered Note a new Note to the order of such assignee in an amount equal to the principal amount of the Loan assumed by it pursuant to such Assignment and Assumption and, if the Lender has retained any portion of the Loan hereunder, a new Note to the order of the Lender in an amount equal to the balance of the principal amount of the Loan.


          (d) The Lender may, in connection with any assignment or proposed assignment pursuant to this Section 7.7, disclose to the assignee, or proposed assignee, any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or proposed assignee shall agree to preserve the confidentiality of any Borrower Confidential Information received by it from the Lender.

          (e) The Borrower may not assign any of its rights under this Agreement without the prior written consent of the Lender except as permitted by Section 5.2(a).

          7.8. Confidentiality. (a) The Lender shall not, and shall not permit its Affiliates, to disclose any Borrower Confidential Information to any Person without the prior written consent of the Borrower, other than (i) to the Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective assignees, and then only on a confidential basis, (ii) as required by any law, rule or regulation or judicial process and
(iii) as requested or required by the SEC, the NYSE, the AMEX, the NASD or any other federal, state, local or foreign governmental authority or self-regulatory organization.

          (b) The Borrower and the Guarantor shall not, and shall not permit their respective Affiliates, to disclose any Lender Confidential Information to any Person without the prior written consent of the Lender, other than (i) to the Borrower's and the Guarantor's Affiliates and their officers, directors, managers, employees, agents and advisors, and then only on a confidential basis,
(ii) as required by any law, rule or regulation or judicial process and (iii) as requested or required by the SEC, the NYSE, the AMEX, the NASD or any other federal, state, local or foreign governmental authority or self-regulatory organization.

          7.9. Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York.

          7.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          7.11. JURISDICTION, ETC. (A) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK, NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

          (B) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTE IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

          7.12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTE OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          7.13. Survival of Representations and Warranties. All representations and warranties made herein and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note.

          7.14 Termination. This Agreement, other than Sections 2.7 and 7.4, shall terminate and be of no further force and effect when all principal of and interest on the Note and all other accrued non-contingent amounts payable hereunder have been paid in full.

          In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    PaineWebber Capital Inc.


                                    By:
                                       Name:
                                       Title:


                                    Roundtable Partners, L.L.C.


                                    By:
                                       Name:
                                       Title:

                                    Joinder

          For value received, the undersigned agrees to comply with provisions of the foregoing Loan Agreement applicable to it, effective as of the date of said Loan Agreement.

                              Knight/Trimark Group, Inc.


                            By:  _________________________________
                                 Name:
                                 Title:

                                                           (Schedule 5.2(c)(iv))



                                 Existing Debt


                                     None.